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                                                                     EXHIBIT 3.9



                                   KUUKPIK/PAA
                             Joint Venture Agreement


Agreement made and entered into as of the 24th day of September, 1992 between KUUKPIK Corporation ("KUUKPIK,") an Alaskan corporation and Pool Arctic Alaska ("PAA") an Alaskan general partnership of Pool Alaska, Inc. and Arctic Alaska Drilling Company, Inc. hereinafter collectively referred to as the "Parties."

                                   WITNESSETH:

The Parties desire to establish a joint venture for the purpose of entering into contracts to provide land drilling and/or workover rig services for companies seeking to drill and workover onshore wells situated on KUUKPIK lands and elsewhere on the North Slope of Alaska. Therefore, in consideration of the promises and mutual covenants herein contained the Parties agree as follows:

1. Formation of Joint Venture: The Parties hereby form a general partnership (hereinafter called the "Joint Venture") limited exclusively to the purpose of entering into contracts with oil and gas operators ("Customers") for the drilling and/or workover of wells on the North Slope of Alaska ("Contracts"). The Joint Venture shall conduct no other business, and KUUKPIK and PAA are not, and shall not be deemed to be, partners for any other purpose.

      During the term of this Agreement PAA rigs 4, 6, 7 and 102, as well as any other rigs brought to or used on the North Slope by PAA or on its behalf shall operate on the North Slope only pursuant to Subcontracts with the Joint Venture substantially in the form of Exhibit "A" attached hereto (the "Subcontractors") under which PAA shall undertake to perform all services required of the Joint Venture under the Contracts. KUUKPIK shall not participate in the providing of drilling and/or workover rig services with respect to wells located on the North Slope of Alaska during the term of this Agreement with, through or by means of any entity or vehicle other than the Joint Venture.

2. Rig Use: Nothing in this agreement prohibits or limits PAA's right to employ any drilling or workover rig to work outside the North Slope of Alaska, independent of the Joint Venture.

3. Name and Location of Joint Venture: The name of the Joint Venture shall be KUUKPIK/Pool Arctic Alaska and its principal place of business shall be at 5801 Silverado Way, Anchorage, Alaska, 99518.



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4.    Term of Agreement: This Agreement shall continue for a Primary Term of 24 months following the date hereof, and shall thereafter be automatically for an indefinite period subject to termination in accordance with Paragraph 17 hereof.

5. Distribution of Profits: The interests of the Parties in and to any and all profits of the Joint Venture shall be in accordance with the following percentages:


                     KUUKPIK                           51%
                     PAA                               49%
                                                      ---
                     Total                            100%

      Distribution of profits will occur within 15 days following receipt of funds in payment for services provided under Contracts. KUUKPIK shall have no liability for any losses incurred by the Joint Venture.

6. Capital Contributions: The Parties shall contribute cash in an aggregate amount of $4,000 as capital to the Joint Venture, of which KUUKPIK shall contribute $2,040 and PAA shall contribute $1,960. The Joint Venture will not acquire any rigs, equipment or other property but will operate only through the Subcontracts.

7. Performance of Services: The Joint Venture shall subcontract exclusively with PAA to provide the rigs, equipment, expertise, personnel and capital to perform the services called for in the Contracts. PAA will be compensated for providing such services on the basis of specified percentages of the day rates and other charges billed to and paid by Customers pursuant to the Contracts. The percentages which PAA shall receive as compensation for providing such services utilizing PAA Rigs 4, 6, 7 and 102 shall be as follows:

      Operating Day Rate (or equivalent terminology) 90%

      Standby with Crew Day Rate (or equivalent terminology) 90%

      All other services and charges including but not limited to:



              Mobilization
              Demobilization
              All Other Rig Moves
              Extra Labor
              Reimbursement of Third Party Charges
              Auxiliary Equipment                            100%



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      Compensation payable to PAA for performing services pursuant to
      Subcontracts utilizing any rigs other than Rigs 4, 6, 7 and 102 shall be negotiated on a case by case basis but in no case will such rate be less than the rates specified above.

      PAA shall indemnify and defend the Joint Venture against any and all claims or losses arising out of or in connection with PAA's management of the Joint Venture and performance of the services pursuant to Subcontracts, including but not limited to claims, losses or costs arising from non-compliance with permits, statutes or regulations, negligence, and breaches of contracts with third parties; provided however that PAA's obligation to indemnify and defend the Joint Venture with respect to matters arising out of PAA's management of the Joint Venture shall be limited to third party claims against the Joint Venture or the Parties.

8. Management of the Joint Venture: Control and management of the Joint Venture shall be vested in PAA and PAA shall have the sole and exclusive right to contractually bind the Joint Venture. Pursuant to Subcontracts, PAA shall have sole responsibility to carry out all obligations of the Joint Venture in connection with or arising out of the performance of any Contracts. PAA shall establish and operate Joint Venture bank accounts into which shall be paid the capital contributions of the Parties and all amounts received pursuant to Contracts and from which accounts shall be paid the fees and profit distributions provided for in Paragraphs 5, 7 and 11 hereof and any other expenses of the Joint Venture.

9. PAA Retains Its Property: PAA shall retain all right, title and interest (subject to any security interests granted to its creditors) in any and all property and equipment used to perform Contracts, and this Agreement shall not in any way extend or entitle KUUKPIK or the Joint Venture to any ownership right or interest therein.

10. Grant of Security Interests: PAA shall have the right to assign its rights under this Agreement and under Subcontracts to its lenders as collateral for obligations of PAA. PAA shall further have the right, on behalf of the Joint Venture, to assign the Joint Venture's rights under Contracts to PAA's lenders, as collateral for separate obligations of PAA, provided, however, that such lenders enter into an agreement in form satisfactory to KUUKPIK providing for first priority payment by such lenders to KUUKPIK, from revenues received pursuant to Contracts, of all sums which KUUKPIK is entitled to receive pursuant to this Agreement.



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11.   Shareholder Hire/Native Hire Program:  It is agreed that employment of
      KUUKPIK shareholders and other Native Alaskans is a priority of the Joint Venture. KUUKPIK shall be entitled to receive fees as specified below as compensation for its efforts in recruiting KUUKPIK shareholders and other Native Alaskan personnel for employment by PAA (as Subcontractor to the Joint Venture) in connection with Subcontracts. Such fees, however, will reduce the amount of profits available for distribution pursuant to Paragraph 5 hereof. Fees payable to KUUKPIK shall be as follows:

      a. A fee of $500 for each KUUKPIK shareholder hired by PAA (as Subcontractor to the Joint Venture) to perform work pursuant to Subcontracts.

      b. A fee of $200 for each non-KUUKPIK shareholder Alaska Native referred by KUUKPIK and hired by PAA (as Subcontractor to the Joint Venture) to perform work pursuant to Subcontracts.

      c. A fee equal to 10% of the gross wages paid to KUUKPIK shareholders as employees of PAA (as Subcontractor to the Joint Venture) in performance of work pursuant to Subcontracts. It is understood by the Parties that all such individuals recruited and referred by KUUKPIK for employment by PAA must be qualified and are subject to all standard employment requirements of PAA. PAA has discretion to not hire or to fire any person referred by KUUKPIK for any reason.

12. Regular Meetings: The general manager of PAA and the president of KUUKPIK, or his designee, shall meet monthly to discuss matters affecting the Joint Venture. Time and place of the meetings will be determined by the Parties. It is understood that monitoring and oversight of the Shareholder Hire/Native Hire Program (Program) and obtaining the satisfaction of both KUUKPIK and PAA with its results shall be a primary concern of the Parties for discussion at such meetings.

13. Monthly Status Report: PAA will provide KUUKPIK a status report covering activities on contracts of the Joint Venture for each calendar month by the 25th day of the succeeding month. Such status reports will, at a minimum, show the daily status of each rig, Day Rate earned, employment fees earned and the profit of the Joint Venture. The actual format of the status report will be determined by mutual agreement of the Parties.

14. Confidentiality; Each party to this Agreement will maintain in confidence and will not use or disclose any



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         confidential or proprietary information of either Party or of any parties to Contracts entered into by the Joint Venture.

15. Accounting: Right to Audit: KUUKPIK shall be entitled to, at its expense, audit PAA books and records as reasonably required to confirm the accuracy of the accounting for the Joint Venture. The right to audit shall cease twenty-four months following the dissolution of the Joint Venture.

16. Assignment. Except as provided in Paragraph 10 hereof, neither Party shall sell, assign or in any manner transfer its interest in the Joint Venture or any rights or obligations under this Agreement without the prior written consent of the other Party.

17.      Dissolution: The Joint Venture shall be dissolved.

         a. At the option of the non-defaulting Party, upon default by one of the Parties with respect to any material obligations hereunder, but only after failure to remedy the default within 30 days after notice has been given of such default.

         b.  Upon bankruptcy or dissolution of either of the Parties,

         c.  Upon agreement between the Parties, or

         d. At any time after the end of the Primary term, upon at least 90 days written notice given by either party to the other, provided, however, that no dissolution pursuant to any such notice shall occur until all work called for under existing Contracts shall have been completed.

18. Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of Alaska.

19. Dispute Resolution: Jurisdiction with respect to any disputes arising out of or relating to this Agreement or its performance or breach shall be exclusively in the Superior Court, State of Alaska, Third Judicial District, at Anchorage.

20. Entire Agreement: This Agreement contains the entire agreement between the Parties hereto with respect to the subject matter hereof and may be amended only by a written agreement signed by all Parties.


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21.      Severability:  If any provision of this Agreement is held to be illegal, invalid, or unenforceable under applicable law, such provision shall be fully severable, this Agreement, shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, and the remaining provisions of the Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom.

22. Notice: Any notice required by or permitted under this Agreement shall be in writing and shall be effective upon hand-delivery, facsimile transmission and receipt or upon receipt by registered, certified, or regular mail with charges prepaid at the address specified below, or to such other address as either Party may from time to time furnish in writing to the other Party:


                               KUUKPIK Corporation
                                  P.O. Box 187
                             Nuiqsut, AK 99789-0187
                               FAX: (907) 480-6126

                                       and

                               Pool Arctic Alaska
                               5801 Silverado Way
                               Anchorage, AK 99518
                               FAX: (907) 562-6507

23. Binding Effect: This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns and nothing contained herein, express or implied, is intended to confer upon any person other than the Parties hereto, their successors and permitted assigns, any rights or remedies under or by reason of this Agreement.


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IN WITNESS WHEREOF, the Parties have each caused this Agreement to be executed on their behalf by their officers thereunto duly authorized, as of the date first above written.



KUUKPIK Corporation                               Pool Arctic Alaska



by /s/ Joe Nukapigak                              by /s/ Kenneth V. Huseman
  ------------------------------------              ----------------------------
      Joe Nukapigak                                     Kenneth V. Huseman

its      President                                   its      General Manager


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                        Partner Approval & Authorization



On behalf of our respective entities, we hereby authorize Kenneth V. Huseman, General Manager, to act on behalf of Pool Arctic Alaska, an Alaska general partnership of Pool Alaska, Inc. and Arctic Alaska Drilling Company, to execute an agreement to form a joint venture with KUUKPIK Corporation of Nuiqsut, Alaska.



Pool Alaska, Inc.



By: /s/ E.J. SPILLARD                               Date:  9/18/92
   ------------------------------------
         E.J. Spillard



Arctic Alaska Drilling Company, Inc.



By: /s/ STEVEN HARTUNG                           Date:  9/18/92
   ------------------------------------
         Steven Hartung


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                                                                     EXHIBIT "A"


                                   SUBCONTRACT



This Agreement is made and entered into as of the _______ day of ________, 1992 between KUUKPIK/Pool Arctic Alaska (the "Joint Venture"), an Alaskan general partnership, and Pool Arctic Alaska ("PAA"), an Alaskan general partnership, hereinafter collectively referred to as the "Parties".

                                   WITNESSETH:

         WHEREAS, the Joint Venture has been awarded a contract to provide certain drilling and/or workover services on the North Slope of Alaska, which contract (hereinafter referred to as the "Contract") is identified on Schedule "A" attached hereto; and

         WHEREAS, the Joint Venture desires to subcontract to PAA the performance of all obligations of the Joint Venture under the Contract;

         NOW THEREFORE, for valuable consideration, the Parties hereby agree as follows:

1. Performance of Services: The Joint Venture hereby subcontracts to PAA the performance of all obligations of the Joint Venture under the Contract, as the same may be amended from time to time, and PAA hereby undertakes to perform all of such obligations in accordance with the terms of the Contract and to provide the rig and all the equipment, expertise, personnel and capital to perform the services called for in the Contract.

2. Compensation: PAA will be compensated for providing such services on the basis of specified percentages of the day rates and other charges billed to and paid by the customer pursuant to the Contract. The percentages which PAA shall receive as compensation for providing such services shall be as follows:

         Operating Day Rate
         (or equivalent terminology)                              90%

         Standby with Crew Day Rate
         (or equivalent terminology)                              90%



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         All other services and charges including but not limited to:

                           Mobilization
                           Demobilization
                           All Other Rig Moves
                           Extra Labor
                           Reimbursement of Third Party Charges
                           Auxiliary Equipment                  100%

3. Indemnification: PAA shall indemnify and defend the Joint Venture against any and all claims or losses arising out of or in connection with PAA's performance of services pursuant to this Subcontract, including, but not limited to, claims, losses or costs arising from non-compliance with permits, statutes or regulations, negligence, and breaches of contracts with third parties.

4. Retention of PAA Property: PAA shall retain all right, title and interest (subject to any security interests granted to its creditors) in any and all property and equipment used to perform the Contract, and the Agreement shall not in any way extend or entitle the Joint Venture to any ownership right or interest therein.

5. Grant of Security Interest: PAA shall have, and there is hereby granted to PAA, a security interest in all accounts, contract rights and general intangible, arising under or in connection with the performance of the Contracts in order to secure the obligation of the Joint Venture to pay PAA the compensation provided for herein. PAA shall have the right to assign its rights under this Agreement to its lenders as collateral for obligations of PAA to such lenders.

6. Assignment: Except as provided in Paragraph 5 hereof, neither Party shall sell, assign or in any manner transfer any rights or obligations under this Agreement without the prior written consent of the other Party.

7. Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of Alaska.

8. Dispute Resolution: Jurisdiction with respect to any disputes arising out of or relating to this Agreement or its performance or breach shall be exclusively in the Superior Court, State of Alaska, Third Judicial District, at Anchorage.

9. Entire Agreement: This Agreement contains the entire agreement between the Parties hereto with respect to the


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         subject matter hereof and may be amended only by a written agreement signed by all Parties.


IN WITNESS WHEREOF, the Parties have each caused this Agreement to be executed on their behalf by their officers thereunto duly authorized, as of the date first above written.



                                            KUUKPIK/Pool Arctic Alaska

                                            By: Pool Arctic Alaska


                                            By:
                                               ---------------------------------
                                               K. V. Huseman, General Manager



                                            Pool Arctic Alaska



                                            By:
                                               ---------------------------------
                                               K. V. Huseman, General Manager



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